EXHIBITS TO FORM 10-Q
              FOR THE QUARTER ENDED JUNE 28, 1997


                                                      EXHIBIT 11.1
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BAIRNCO CORPORATION
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
FOR THE QUARTERS ENDED JUNE 28, 1997 AND JUNE 29, 1996
(Unaudited)

                                             1997           1996
PRIMARY EARNINGS PER SHARE:

Net income                                   $  2,347,000   $  2,199,000

Average common shares outstanding               9,198,000      9,835,000
Common shares issuable in respect to common
 stock equivalents, with a dilutive effect        142,000        140,000
Total common and common equivalent shares       9,340,000      9,975,000

Primary Earnings Per Common Share            $       0.25   $       0.22


FULLY DILUTED EARNINGS PER SHARE:

Net income                                   $  2,347,000   $  2,199,000

Total common and common equivalent shares       9,340,000      9,975,000
Additional common shares assuming full
 dilution                                          41,000          7,000
Total common shares assuming full dilution      9,381,000      9,982,000

Fully Diluted Earnings Per Common Share      $       0.25   $       0.22


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.
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                                                 EXHIBIT 11.2
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BAIRNCO CORPORATION
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
FOR THE SIX MONTHS ENDED JUNE 28, 1997 AND JUNE 29, 1996
(Unaudited)

                                               1997           1996
PRIMARY EARNINGS PER SHARE:

Net income                                     $  4,520,000   $  4,308,000

Average common shares outstanding                 9,295,000      9,891,000
Common shares issuable in respect to common
 stock equivalents, with a dilutive effect          136,000        129,000
Total common and common equivalent shares         9,431,000     10,020,000

Primary Earnings Per Common Share              $       0.48   $       0.43


FULLY DILUTED EARNINGS PER SHARE:

Net income                                     $  4,520,000   $  4,308,000

Total common and common equivalent shares         9,431,000     10,020,000
Additional common shares assuming full dilution      47,000         18,000
Total common shares assuming full dilution        9,478,000     10,038,000

Fully Diluted Earnings Per Common Share        $       0.48   $       0.43


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.



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